UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LeMaitre Vascular, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Online Go to www.investorvote.com/LMAT or scan the QR code — login details are located in the shaded bar below. Stockholder Meeting Notice 04A0GA Important Notice Regarding the Availability of Proxy Materials for the LeMaitre Vascular, Inc. Stockholder Meeting to be Held on June 2, 2026. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Our Proxy Statement and 2025 Annual Report are available for viewing, printing, and downloading at: Easy Online Access — View your proxy materials and vote. Step 1: Go to www.investorvote.com/LMAT. Step 2: Click on the icon on the right to view meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 22, 2026 to facilitate timely delivery. 2NOT 04A0GA www.investorvote.com/LMAT

Stockholder Meeting Notice LeMaitre Vascular, Inc. 2026 Annual Meeting of Stockholders will be held on June 2, 2026 at LeMaitre Vascular, Inc., 32 Third Avenue, Burlington, Massachusetts 01803, at 10:00 a.m. EDT. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. Our Board of Directors recommends that stockholders vote FOR all nominees in Proposal 1 and FOR Proposal 2 and 3. 1. Election of Directors: 01 - David B. Roberts 02 - John A. Rous 2. To approve, by a non-binding, advisory vote, the 2025 compensation paid to our named executive officers. 3. To ratify the appointment of Grant ThorntonLP our independent registered public accounting firm for the fiscal year ending December 31, 2026. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.